Exhibit 3.5

CERTIFICATE OF AMENDMENT OF CERTIFICATE

OF INCORPORATION BEFORE PAYMENT OF

ANY PART OF THE CAPITAL

OF

TALECRIS PLASMA SERVICES, INC.

It is hereby certified that:

1.          The name of the corporation (hereinafter called the “corporation”) is: TALECRIS PLASMA SERVICES, INC.

2.          The corporation has not received any payment for any of its stock.

3.          The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article FIRST the following new Article FIRST:

“FIRST. The name of the corporation is TALECRIS PLASMA RESOURCES, INC.”

4.          The amendment of the certificate of incorporation of the corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the unanimous written consent of the directors named in the original certificate of incorporation.

Signed on September 11, 2006

/s/ Alberto R. Martinez, M.D.
Director

CERTIFICATE OF INCORPORATION

OF

TALECRIS PLASMA SERVICES, INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

FIRST. The name of the corporation is TALECRIS PLASMA SERVICES, INC.

SECOND. The address of the corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 3,000. All such shares are to be Common Stock, par value of $.01 per share, and are to be of one class.

FIFTH. The incorporator of the corporation is Elaine Bryant,, whose mailing address is Reed Smith LLP, 599 Lexington Avenue, New York, NY 10022.

SIXTH. Unless and except to the extent that the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

SEVENTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the by-laws of the corporation.

EIGHTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

NINTH. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

TENTH. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The name and mailing address of the persons who will serve as directors of the corporation until the first annual meeting of stockholders of the corporation, or until their successors are duly elected and qualified, are:

Director:	Address:

Alberto R. Martinez, MD	4101 Research Commons Suite 300 79 T.W. Alexander Drive
Research Triangle Park, NC 27709

Lawrence Stern	4101 Research Commons Suite 300 79 T.W. Alexander Drive
Research Triangle Park, NC 27709

Mary Kuhn	4101 Research Commons Suite 300 79 T.W. Alexander Drive
Research Triangle Park, NC 27709

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is her act and deed on this the 22nd day of August, 2006.

/s/ Elaine Bryant
Name: Elaine Bryant
Incorporator